Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-171483 on Form F-3 and No. 333-171217 on Form S-8 of our reports dated March 18, 2011, relating to the consolidated financial statements of Gerdau S.A., and the effectiveness of Gerdau S.A.’s internal control over financial reporting, appearing in this Form 6-K of Gerdau S.A. dated March 22, 2011.

/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu Auditores Independentes
Porto Alegre, Brazil
March 18, 2011